Filed pursuant to Rule 497(e)
                                                 Registration File No. 333-66807

                        E*TRADE INTERNATIONAL INDEX FUND

                        Supplement dated October 12, 2004
                     to the Prospectus dated April 29, 2004

This Supplement updates certain information contained in the above-dated Prospectus.

The following replaces the second and third paragraphs under the section of the Prospectus titled "Pricing of Fund Shares" on page 12 of the Prospectus:

      Investments of the Fund are valued at the last reported sale price on the securities or commodities exchange on which such securities primarily are traded. If there is no sale that day, then the value will be based on the most recent bid prices. Securities that are traded primarily on the national securities market are priced using the Nasdaq Official Closing Price ("NOCP"), but if the NOCP is not available, such securities are valued at the most recent bid prices. Securities that are traded principally on foreign securities or commodities exchanges generally are valued at the preceding closing values of such securities on their respective exchanges. If market quotations or official closing prices are not readily available or are determined not to accurately reflect the current value of the securities, then such securities are valued at fair value as determined in good faith under procedures established by the Board of Trustees of the Fund ("Board"). In this regard, effective July 14, 2004, the Board approved the use of certain independent pricing services in determining the fair value of foreign securities that are principally traded in foreign markets when events reasonably determined to be significant occur subsequent to the close of such foreign markets and prior to the time the Fund's NAV is determined. The fair value of such foreign securities will be determined by the Fund (with the assistance of independent pricing services) using correlations between the movement of prices of the foreign securities and indices of domestic securities and other appropriate indicators. Unlike the closing price of a security on a foreign exchange, fair value determinations employ elements of judgment, and the fair value assigned to a security may not represent the actual value that the Fund could obtain if it were to sell the security at the time of the close of the New York Stock Exchange. Investments in short-term debt securities that mature in 60 days or less are valued at amortized cost, which approximates fair market value, based on fair valuation procedures approved by the Board.

      The Fund's NAV per share is computed by dividing the value of the Fund's net assets (i.e., the value of its assets less liabilities) by the total number of shares of the Fund outstanding. Expenses are accrued daily and applied when determining the NAV.

                                   * * * * *

You may obtain a copy of the Fund's Prospectus and statement of additional information ("SAI"), as supplemented, without charge, at our website (www.etrade.com).

                                                   Filed pursuant to Rule 497(e)
                                                 Registration File No. 333-66807

Information on the website is not incorporated by reference into the Prospectus or SAI unless specifically noted.

                           E*TRADE S&P 500 INDEX FUND

                        Supplement dated October 12, 2004
                     to the Prospectus dated April 29, 2004

This Supplement updates certain information contained in the above-dated Prospectus.

The following replaces the last paragraph under the section of the Prospectus titled "Pricing of Fund Shares" beginning on page 10 of the Prospectus:

      Investments of the Fund are valued at the last reported sale price on the securities or commodities exchange on which such securities primarily are traded. If there is no sale that day, then the value will be based on the most recent bid prices. Securities that are traded primarily on the national securities market are priced using the Nasdaq Official Closing Price ("NOCP"), but if the NOCP is not available, such securities are valued at the most recent bid prices. Securities that are traded principally on foreign securities or commodities exchanges generally are valued at the preceding closing values of such securities on their respective exchanges. If market quotations or official closing prices are not readily available or are determined not to accurately reflect the current value of the securities, then such securities are valued at fair value as determined in good faith under procedures established by the Board of Trustees of the Fund ("Board"). In this regard, effective July 14, 2004, the Board approved the use of certain independent pricing services in determining the fair value of foreign securities that are principally traded in foreign markets when events reasonably determined to be significant occur subsequent to the close of such foreign markets and prior to the time the Fund's NAV is determined. The fair value of such foreign securities will be determined by the Fund (with the assistance of independent pricing services) using correlations between the movement of prices of the foreign securities and indices of domestic securities and other appropriate indicators. Unlike the closing price of a security on a foreign exchange, fair value determinations employ elements of judgment, and the fair value assigned to a security may not represent the actual value that the Fund could obtain if it were to sell the security at the time of the close of the New York Stock Exchange. Investments in short-term debt securities that mature in 60 days or less are valued at amortized cost, which approximates fair market value, based on fair valuation procedures approved by the Board.

      The Fund's NAV per share is computed by dividing the value of the Fund's net assets (i.e., the value of its assets less liabilities) by the total number of shares of the Fund outstanding. Expenses are accrued daily and applied when determining the NAV.

                                   * * * * *

                                                   Filed pursuant to Rule 497(e)
                                                 Registration File No. 333-66807

You may obtain a copy of the Fund's Prospectus and statement of additional information ("SAI"), as supplemented, without charge, at our website (www.etrade.com). Information on the website is not incorporated by reference into the Prospectus or SAI unless specifically noted.

                         E*TRADE RUSSELL 2000 INDEX FUND

                        Supplement dated October 12, 2004
                     to the Prospectus dated April 29, 2004

This Supplement updates certain information contained in the above-dated Prospectus.

The following replaces the last paragraph of the section of the Prospectus titled "Pricing of Fund Shares" beginning on page 11 of the Prospectus:

      Investments of the Fund are valued at the last reported sale price on the securities or commodities exchange on which such securities primarily are traded. If there is no sale that day, then the value will be based on the most recent bid prices. Securities that are traded primarily on the national securities market are priced using the Nasdaq Official Closing Price ("NOCP"), but if the NOCP is not available, such securities are valued at the most recent bid prices. Securities that are traded principally on foreign securities or commodities exchanges generally are valued at the preceding closing values of such securities on their respective exchanges. If market quotations or official closing prices are not readily available or are determined not to accurately reflect the current value of the securities, then such securities are valued at fair value as determined in good faith under procedures established by the Board of Trustees of the Fund ("Board"). In this regard, effective July 14, 2004, the Board approved the use of certain independent pricing services in determining the fair value of foreign securities that are principally traded in foreign markets when events reasonably determined to be significant occur subsequent to the close of such foreign markets and prior to the time the Fund's NAV is determined. The fair value of such foreign securities will be determined by the Fund (with the assistance of independent pricing services) using correlations between the movement of prices of the foreign securities and indices of domestic securities and other appropriate indicators. Unlike the closing price of a security on a foreign exchange, fair value determinations employ elements of judgment, and the fair value assigned to a security may not represent the actual value that the Fund could obtain if it were to sell the security at the time of the close of the New York Stock Exchange. Investments in short-term debt securities that mature in 60 days or less are valued at amortized cost, which approximates fair market value, based on fair valuation procedures approved by the Board.

      The Fund's NAV per share is computed by dividing the value of the Fund's net assets (i.e., the value of its assets less liabilities) by the total number of shares of the Fund outstanding. Expenses are accrued daily and applied when determining the NAV.

                                   * * * * *

                                                   Filed pursuant to Rule 497(e)
                                                 Registration File No. 333-66807

You may obtain a copy of the Fund's Prospectus and statement of additional information ("SAI"), as supplemented, without charge, at our website (www.etrade.com). Information on the website is not incorporated by reference into the Prospectus or SAI unless specifically noted.

                          E*TRADE TECHNOLOGY INDEX FUND

                        Supplement dated October 12, 2004
                     to the Prospectus dated April 29, 2004

This Supplement updates certain information contained in the above-dated Prospectus.

The following replaces the last paragraph of the section of the Prospectus titled "Pricing of Fund Shares" beginning on page 12 of the Prospectus:

      Investments of the Fund are valued at the last reported sale price on the securities or commodities exchange on which such securities primarily are traded. If there is no sale that day, then the value will be based on the most recent bid prices. Securities that are traded primarily on the national securities market are priced using the Nasdaq Official Closing Price ("NOCP"), but if the NOCP is not available, such securities are valued at the most recent bid prices. Securities that are traded principally on foreign securities or commodities exchanges generally are valued at the preceding closing values of such securities on their respective exchanges. If market quotations or official closing prices are not readily available or are determined not to accurately reflect the current value of the securities, then such securities are valued at fair value as determined in good faith under procedures established by the Board of Trustees of the Fund ("Board"). In this regard, effective July 14, 2004, the Board approved the use of certain independent pricing services in determining the fair value of foreign securities that are principally traded in foreign markets when events reasonably determined to be significant occur subsequent to the close of such foreign markets and prior to the time the Fund's NAV is determined. The fair value of such foreign securities will be determined by the Fund (with the assistance of independent pricing services) using correlations between the movement of prices of the foreign securities and indices of domestic securities and other appropriate indicators. Unlike the closing price of a security on a foreign exchange, fair value determinations employ elements of judgment, and the fair value assigned to a security may not represent the actual value that the Fund could obtain if it were to sell the security at the time of the close of the New York Stock Exchange. Investments in short-term debt securities that mature in 60 days or less are valued at amortized cost, which approximates fair market value, based on fair valuation procedures approved by the Board.

      The Fund's NAV per share is computed by dividing the value of the Fund's net assets (i.e., the value of its assets less liabilities) by the total number of shares of the Fund outstanding. Expenses are accrued daily and applied when determining the NAV.

                                                   Filed pursuant to Rule 497(e)
                                                 Registration File No. 333-66807

                                    * * * * *

You may obtain a copy of the Fund's Prospectus and statement of additional information ("SAI"), as supplemented, without charge, at our website (www.etrade.com). Information on the website is not incorporated by reference into the Prospectus or SAI unless specifically noted.

                                  E*TRADE FUNDS

                        E*TRADE International Index Fund
                         E*TRADE Russell 2000 Index Fund
                           E*TRADE S&P 500 Index Fund
                          E*TRADE Technology Index Fund

                       Supplement dated October 12, 2004
        to the Statement of Additional Information dated April 29, 2004

This Supplement updates certain information contained in the above-dated Statement of Additional Information ("SAI").

I.    Liquidation of E*TRADE Bond Fund

On May 18, 2004, the Board of Trustees ("Board") of E*TRADE Funds approved a Plan of Liquidation for the E*TRADE Bond Fund ("Fund") whereby the Fund would liquidate its assets and make a final distribution to its shareholders. The date of liquidation of the Fund was June 25, 2004. As a result, the Fund is no longer offered for sale and all references to the Fund in this SAI are hereby deleted.

II.   Change of Officer for the E*TRADE Funds

Effective May 31, 2004, Dennis Webb was appointed President of the E*TRADE Funds by the Board. The following replaces the entries for Liat Rorer in the table under the section titled "Trustees and Officers" beginning on page 31 of the
SAI:

--------------------------------------------------------------------------------
Dennis Webb  Since May 31, 2004    Dennis Webb is responsible for the      None
Age: 39                            integration, development and
President                          management of E*TRADE
                                   FINANCIAL's Capital Markets group,
                                   which includes portfolio management
                                   for E*TRADE Bank, secondary
                                   marketing for E*TRADE Mortgage,
                                   funds management for a portion of
                                   E*TRADE mutual funds, and the CDO
                                   business. E*TRADE Bank has
                                   approximately $22
--------------------------------------------------------------------------------

                                                   Filed pursuant to Rule 497(e)
                                                 Registration File No. 333-66807

--------------------------------------------------------------------------------
                                   billion in assets.

                                   Prior to his appointment to
                                   Executive Vice President, Mr. Webb
                                   was the Chief Executive Officer of
                                   E*TRADE Global Asset Management
                                   (ETGAM). Mr. Webb has also been
                                   Chairman of E*TRADE Bank's Asset
                                   and Liability Committee (ALCO) and
                                   was responsible for the Bank's $15
                                   billion derivative portfolio until
                                   he joined ETGAM in June 2001.

                                   Mr. Webb has nearly 18 years
                                   experience in banking and portfolio
                                   management. Prior to joining
                                   E*TRADE in 2000, he was the Senior
                                   Vice President of Asset/Liability
                                   Management of Allfirst Bank, an $18
                                   billion regional bank based in
                                   Baltimore, Maryland.

--------------------------------------------------------------------------------

III.  "Pricing of Fund Shares and Fund Assets"

The following replaces the first two sentences of the third paragraph under the section titled "Shareholder Information - Pricing of Fund Shares and Fund Assets" beginning on page 51 of the SAI:

      The Funds' investments in debt securities which mature in more than 60 days are valued on the basis of market quotations. The Funds' investments in short-term debt securities which mature in 60 days or less are valued at amortized cost, which approximates market values, based on fair valuation procedures approved by the Board.

In addition, the following replaces the last paragraph under the section titled "Shareholder Information - Pricing of Fund Shares and Fund Assets" beginning on page 51 of the SAI:

      Investments of the Fund are valued at the last reported sale price on the securities or commodities exchange on which such securities primarily are traded. If there

                                                   Filed pursuant to Rule 497(e)
                                                 Registration File No. 333-66807

      is no sale that day, then the value will be based on the most recent bid prices. Securities that are traded primarily on the national securities market are priced using the Nasdaq Official Closing Price ("NOCP"), but if the NOCP is not available, such securities are valued at the most recent bid prices. Securities that are traded principally on foreign securities or commodities exchanges generally are valued at the preceding closing values of such securities on their respective exchanges. If market quotations or official closing prices are not readily available or are determined not to accurately reflect the current value of the securities, then such securities are valued at fair value as determined in good faith under procedures established by the Board of Trustees of the Fund ("Board"). In this regard, effective July 14, 2004, the Board approved the use of certain independent pricing services in determining the fair value of foreign securities that are principally traded in foreign markets when events reasonably determined to be significant occur subsequent to the close of such foreign markets and prior to the time the Fund's NAV is determined. The fair value of such foreign securities will be determined by the Fund (with the assistance of independent pricing services) using correlations between the movement of prices of the foreign securities and indices of domestic securities and other appropriate indicators. Unlike the closing price of a security on a foreign exchange, fair value determinations employ elements of judgment, and the fair value assigned to a security may not represent the actual value that the Fund could obtain if it were to sell the security at the time of the close of the New York Stock Exchange.

                                    * * * * *

You may obtain a copy of each Fund's Prospectus and the SAI, as supplemented, without charge, at our website (www.etrade.com). Information on the website is not incorporated by reference into the Prospectus or SAI unless specifically noted.

                           E*TRADE S&P 500 INDEX FUND

                           Supplement dated September 3, 2004
                           to the Prospectus dated April 29, 2004

A. The following replaces the fee table and corresponding footnotes under the section of the Prospectus for the E*TRADE S&P 5000 Index Fund titled "Fees and Expenses":

                                FEES AND EXPENSES

This table describes the fees and expenses that you may pay if you buy and hold shares of the Fund.

SHAREHOLDER FEES
(FEES PAID DIRECTLY FROM YOUR INVESTMENT)
Maximum Sales Charge (Load) Imposed on Purchases                           None
Maximum Deferred Sales Charge (Load)                                       None
Maximum Sales Charge (Load) Imposed on Reinvested Dividends and Other
Distributions                                                              None
Redemption Fee (as a percentage of redemption proceeds, payable only if
shares are redeemed within four months of purchase)                        1.00%
Account Maintenance Fee (for Fund balances below $5,000)*                  $2.50 per quarter

ANNUAL FUND OPERATING EXPENSES
(EXPENSES THAT ARE DEDUCTED FROM FUND ASSETS)
Management Fees                                              0.07%
Distribution (12b-1) Fees                                    None
Other Expenses                                               0.76%
Total Annual Fund Operating Expenses                         0.83%
Fee Waiver and/or Expense Reimbursement**                   (0.74)%
Net Fund Expenses**                                          0.09%

      * Effective September 30, 2004, if applicable, a fractional share will automatically be redeemed from your account to pay the account maintenance fee.

      ** The Fee Waiver and/or Expense Reimbursement reflects a contractual Expense Limitation Agreement between ETAM and the Fund to waive or limit its fees or to assume other expense so that, on an annualized basis, the Net Fund Expenses (other than interest, taxes, brokerage commissions, other expenditures that are capitalized accordance with GAAP, annual account maintenance fees payable to ETAM, and extraordinary fees and expenses not incurred in the ordinary course of business) are at the level specified above through at least April 30, 2005. There is no guarantee that the Expense Limitation Agreement (or the Fee Waiver and/or Expense Reimbursement by ETAM) will continue after that date or will continue at the currently specified level of Net Fund Expenses. For example, ETAM may determine to discontinue the Expense Limitation Agreement at the currently specified level for Net Fund Expenses if the Fund's assets do not increase significantly by April 30, 2005. As described in the section of this Prospectus titled "Fund

      Management -- Expense Limitation Agreement," the Fund may at a later date reimburse ETAM for the fees it waived or limited and other expenses assumed and paid by ETAM pursuant to the Expense Limitation Agreement provided that, among other things, the Fund has reached a sufficient size to permit such reimbursement to be made to ETAM without causing the total annual expense ratio of the Fund to exceed 0.09% and the Board of Trustees has approved in advance such reimbursement payment to ETAM.

B. The following replaces the table and corresponding footnote under the section of the Prospectus for the E*TRADE S&P 500 Index Fund titled "Fees and Expenses - Example":

EXAMPLE

This Example is intended to help you compare the cost of investing in the Fund with the cost of investing in other mutual funds.

The Example assumes that you invest $10,000 in the Fund for the time periods indicated and then redeem all of your shares at the end of those periods. The example also assumes that your investment has a 5% return each year and that the Fund's operating expenses remain the same. Although your actual costs may be higher or lower, based on these assumptions your costs(1) would be:

       1 YEAR        3 YEARS        5 YEARS        10 YEARS

       $ 9           $ 196          $ 398          $ 982

      (1) The Example reflects the contractual expense limits for the one-year period and the first year of the three-, five- and ten-year periods. The costs under the 3, 5 and 10 year examples do not reflect the Expense Limitation Agreement. As long as the Expense Limitation Agreement is in effect, your costs are expected to be lower than the amounts shown above under the 3, 5 and 10 year examples.

C. The following disclosure replaces the first paragraph under the section "Fund Management -- Expense Limitation Agreement" on page 10 of this
      Prospectus:

In the interest of limiting expenses of the Fund, ETAM has entered into an expense limitation agreement with the Fund ("Expense Limitation Agreement") through at least April 30, 2005. ETAM has agreed to waive or limit its fees and assume other expenses so that the total operating expenses of the Fund (other than interest, taxes, brokerage commissions, other expenditures which are capitalized in accordance with generally accepted accounting principles, the annual account maintenance fees payable to ETAM, and extraordinary fees and expenses not incurred in the ordinary course of the Fund's business) are limited to 0.09% of the Fund's average daily net assets.

                           E*TRADE INTERNATIONAL INDEX FUND

                           Supplement dated September 3, 2004
                           to the Prospectus dated April 29, 2004

A. The following replaces the fee table and corresponding footnotes under the section of the Prospectus for the E*TRADE International Index Fund titled "Fees and Expenses":

                                FEES AND EXPENSES

This table describes the fees and expenses that you may pay if you buy and hold shares of the Fund.

SHAREHOLDER FEES
(FEES PAID DIRECTLY FROM YOUR INVESTMENT)
Maximum Sales Charge (Load) Imposed on Purchases                               None
Maximum Deferred Sales Charge (Load)                                           None
Maximum Sales Charge (Load) Imposed on Reinvested Dividends and Other          None
Distributions
Redemption Fee (as a percentage of redemption proceeds, payable only if        1.00%
shares are redeemed within four months of purchase)
Account Maintenance Fee (for Fund balances below $5,000)*                $2.50 per quarter

ANNUAL FUND OPERATING EXPENSES
(EXPENSES THAT ARE DEDUCTED FROM FUND ASSETS)
Management Fees                                                0.25%
Distribution (12b-1) Fees                                      None
Other Expenses                                                 2.77%
Total Annual Fund Operating Expenses                           3.02%
Fee Waiver and/or Expense Reimbursement**                     (2.93)%
Net Fund Expenses**                                            0.09%

      * Effective September 30, 2004, if applicable, a fractional share will automatically be redeemed from your account to pay the account maintenance fee

      ** The Fee Waiver and/or Expense Reimbursement reflects a contractual Expense Limitation Agreement between ETAM and the Fund to waive or limit its fees or to assume other expenses so that, on an annualized basis, the Net Fund Expenses (other than interest, taxes, brokerage commissions, other expenditures that are capitalized accordance with GAAP, annual account maintenance fees payable to ETAM, and extraordinary fees and expenses not incurred in the ordinary course of business) are at the level specified above through at least April 30, 2005. There is no guarantee that the Expense Limitation Agreement (or the Fee Waiver and/or Expense Reimbursement by ETAM) will continue after that date or will continue at the currently specified level of Net Fund Expenses. For example, ETAM may determine to discontinue the Expense Limitation Agreement at the currently specified level for Net Fund Expenses if the

      Fund's assets do not increase significantly by April 30, 2005. As described in the section of this Prospectus titled "Fund Management -- Expense Limitation Agreement," the Fund may at a later date reimburse ETAM for the fees it waived or limited and other expenses assumed and paid by ETAM pursuant to the Expense Limitation Agreement provided that, among other things, the Fund has reached a sufficient size to permit such reimbursement to be made to ETAM without causing the total annual expense ratio of the Fund to exceed 0.09% and the Board of Trustees has approved in advance such reimbursement payment to ETAM.

B. The following replaces the table and corresponding footnote under the section of the Prospectus for the E*TRADE International Index Fund titled "Fees and Expenses - Example":

EXAMPLE

This Example is intended to help you compare the cost of investing in the Fund with the cost of investing in other mutual funds.

The Example assumes that you invest $10,000 in the Fund for the time periods indicated and then redeem all of your shares at the end of those periods. The example also assumes that your investment has a 5% return each year and that the Fund's operating expenses remain the same. Although your actual costs may be higher or lower, based on these assumptions your costs(1) would be:

      1 YEAR        3 YEARS        5 YEARS        10 YEARS

      $ 9           $ 681          $ 1,377        $ 3,232

      (1) The Example reflects the contractual expense limits for the one-year period and the first year of the three-, five- and ten-year periods. As long as the Expense Limitation Agreement is in effect, your costs are expected to be lower than the amounts shown above under the 3, 5 and 10 year examples.

C.   The following disclosure replaces the first paragraph under the section

     "Fund Management -- Expense Limitation Agreement" on page 11 of this
      Prospectus:

In the interest of limiting expenses of the Fund, ETAM has entered into an expense limitation agreement with the Fund ("Expense Limitation Agreement") through at least April 30, 2005. ETAM has agreed to waive or limit its fees and assume other expenses so that the total operating expenses of the Fund (other than interest, taxes, brokerage commissions, other expenditures which are capitalized in accordance with generally accepted accounting principles, the account maintenance fees payable to ETAM, and extraordinary fees and expenses not incurred in the ordinary course of the Fund's business) are limited to 0.09% of the Fund's average daily net assets.